Sportsman’s Warehouse Appoints Paul Stone as Chief Executive Officer and Announces Chair Transition

Stone Brings More Than 30 Years of Retail Leadership Experience, Including in the Outdoor Specialty Space

Chair Joseph Schneider to Retire from Board at the End of the Year

Board Designates Rich McBee as Next Independent Chair

WEST JORDAN, Utah, September 26, 2023 – Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse” or the “Company”) (Nasdaq: SPWH) announced today that its Board of Directors (the “Board”) has appointed Paul Stone as the Chief Executive Officer and President of the Company and as a member of the Board, effective November 1, 2023. Mr. Stone’s appointment follows an extensive search and selection process that considered both internal and external candidates. This process was led by the Board and conducted with the assistance of a leading independent executive search firm.

Mr. Stone will succeed Joseph P. Schneider, who has served as Interim Chief Executive Officer and President since April 2023. Mr. Schneider will continue to serve as Independent Chair of the Board until the end of 2023, when he will retire from the Board and director Rich McBee will succeed him as Independent Chair.

Mr. Stone is a seasoned executive with direct experience in the outdoor specialty retail space, having served as the Chief Retail Officer of Cabela’s Inc., where he transformed the customer experience and led the modernization of the company’s digitization strategy. Most recently, he served as President and Chief Operating Officer of Hertz Global Holdings, Inc., where he oversaw more than 11,000 locations globally with a strong focus on operations and customer service excellence. He also served as Interim Chief Executive Officer and on the Board of Directors of Hertz from May 2020 to October 2021, and in that role helped drive the company’s successful emergence from bankruptcy.

“After carefully considering a wide range of candidates, the Board believes that Paul is the ideal choice to lead Sportsman’s Warehouse through its next chapter of growth,” said Joseph Schneider. “Not only does Paul share the Company’s passion for the outdoors, but he is also an experienced leader who has helped drive significant positive transformation in the retail sector. Paul’s prior retail leadership roles make him especially qualified to execute the Company’s plan to catalyze growth, enhance the focus on our e-commerce platforms and private-label products, and improve our overall customer experience. We are very pleased to welcome him to Sportsman’s Warehouse and believe it is a testament to the strength of our brand that we were able to attract a candidate as highly qualified as Paul.”

“As a lifelong outdoorsman, I am thrilled to be joining Sportsman’s Warehouse at such a pivotal time for the Company,” said Mr. Stone. “Sportsman’s Warehouse has taken significant steps over the past several months to enhance shareholder value, including reducing its expense structure and managing inventory, and I am excited to begin working with the rest of the talented management team and the Board to build on these actions and set the Company’s strategic pathway.”

Martha Bejar, Lead Independent Director of the Board, said, “On behalf of the entire Sportsman’s Warehouse team, I want to express our gratitude to Joe for his many contributions to the Board, first as a director, then as Chair, and finally over the past several months as Interim Chief Executive Officer and President. His continued presence on the Board and in the Chair role until the end of 2023 will help ensure a smooth transition process.”

Ms. Bejar added, “Rich is ideally qualified to step into the role of Chair for Sportsman’s Warehouse. His diverse business experience and extensive technology background – as well as his passion for the outdoors – have made him a valuable asset on our Board since he joined in 2018. We are confident he will bring the right perspectives and oversight as we execute our strategy moving forward. Further, after these changes take effect, our Board will be comprised of eight highly qualified members with diverse skillsets and experiences, over fifty percent of whom have joined since August 2022.”

About Paul Stone

Mr. Stone is a highly experienced executive with more than 30 years of leadership experience in the retail space. Prior to joining Sportsman’s Warehouse, he served as President and Chief Operating Officer of Hertz Global Holdings, Inc. (Nasdaq: HTZ) from October 2021 to September 2023 after previously serving as Interim Chief Executive Officer and on the Board of Directors from May 2020 and October 2021. He previously served as Hertz’s Executive Vice President and Chief Retail Operations Officer for North America from March 2018 to May 2020. Prior to joining Hertz, Mr. Stone served as the Chief Retail Officer of Cabela’s Inc., an outdoor outfitter retail company from November 2015 to December 2017. Prior to joining Cabela’s, Mr. Stone spent 28 years with Sam’s Club, a retail warehouse subsidiary of Walmart Inc., in various leadership roles, where he ultimately oversaw a P&L of approximately $18 billion and 30,000 employees.

About Rich McBee

Richard McBee has served as a member of the Sportsman’s Warehouse Board since November 2018. He is currently President and Chief Executive Officer of CLEAResult Consulting, Inc., a position he has held since July 2021. Prior to that, he served as President and Chief Executive Officer of Riverbed Technology from October 2019 to June 2021. Previously, he was President and Chief Executive Officer of Mitel Networks Corporation (Nasdaq: MITL) from January 2011 to October 2019, where he led Mitel’s global strategy, business performance, and global execution, and also served on the company’s Board of Directors. He served as President of the Communications and Enterprise Group of Danaher Corporation from 2007 to 2011. He joined Danaher in 2007 as President, Tektronix Communications, following the acquisition by Danaher of Tektronix. Prior to that, Mr. McBee spent 15 years with Tektronix and held a variety of positions of increasing responsibility, including Senior Vice President and General Manager, Communications Business Unit; Senior Vice President of Worldwide Sales, Service, and Marketing; and Vice President of Marketing and Strategic Initiatives.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include, but are not limited to, statements regarding the appointment of Mr. Stone as the Company’s next Chief Executive Officer and President and member of the Board, effective November 1, 2023. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: the impact of the announcement of Mr. Stone’s appointment on the Company’s stock and its employees, suppliers and customers; current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model, which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the impact of general macroeconomic conditions, such as labor shortages, inflation, rising interest rates, economic slowdowns, recessions or market corrections, liquidity concerns at, and failures of, banks and other financial institutions, and tightening credit markets on the Company’s operations; the Company’s concentration of stores in the Western United States and related weather conditions; competition in the outdoor activities and specialty retail market and the potential for increased competition; changes in consumer demands; the Company’s expansion into new markets and planned growth; and other factors that are set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2023, which was filed with the SEC on April 13, 2023, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 304-2816

investors@sportsmans.com